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                                                                      Exhibit 24

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, Superior Financial Corp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

     Hereby executed by the following persons in the capacities indicated on January 20, 2000 in Fort Smith, Arkansas.


/s/ C. Stanley Bailey                   Chairman of the Board
-----------------------------           and Chief Executive Officer
C. Stanley Bailey



/s/ Brian A. Gahr                       Director
-----------------------------
Brian A. Gahr



/s/ Boyd W. Hendrickson                 Director
-----------------------------
Boyd W. Hendrickson



/s/ Howard McMahon                      Director
----------------------------
Howard McMahon



/s/ C. Marvin Scott                     Director
----------------------------
C. Marvin Scott



/s/ Ben Scroggin, Jr.                   Director
----------------------------
Ben Scroggin, Jr.



/s/ John E. Steuri                      Director
----------------------------
John E. Steuri

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/s/ John M. Stein                       Director
----------------------------
John M. Stein



/s/ David E. Stubblefield               Director
----------------------------
David E. Stubblefield